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                                                                   Exhibit 23.21


                       [deBairos & Company Letterhead]



The Board of Directors
Ingoldsby & Bergman, P.C.

The audits referred to in our report dated December 10, 1996, included the related schedule of valuation and qualifying accounts as of September 30, 1996, and for each of the two years ended December 31, 1995 and the nine month period ended September 30, 1996, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Cambridge, Massachusetts                        /s/ deBairos & Company, P.C.
                                                ----------------------------
January 28, 1997                                   deBairos & Company, P.C.